NL Industries, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, TX 75240-2697	Contact: Janet G. Keckeisen Investor Relations (972) 233-1700
News Release

FOR IMMEDIATE RELEASE

NL INDUSTRIES ANNOUNCES QUARTERLY DIVIDEND
FOR THE FOURTH QUARTER OF 2021 AT $.06 PER SHARE

DALLAS, TEXAS – October 28, 2021 - NL Industries, Inc. (NYSE:NL) today announced that its board of directors has declared a quarterly dividend of six cents ($0.06) per share on its common stock payable on December 21, 2021 to shareholders of record at the close of business on December 2, 2021.

NL Industries, Inc. is engaged in the component products (security products and recreational marine components) and chemicals (TiO2) businesses.

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